Exhibit 3.1

Translated Document

JOSE ALICARTE SUNDAY
notary
C/ Colón 11, 2º2ª
46004 VALENCIA
Tel 96 353 40 55 – Fax 96 394 06 04

IT’S SIMPLE COPY

NUMBER: TWO THOUSAND TWO HUNDRED AND EIGHTY SEVEN. -----------

INCORPORATION OF LIMITED COMPANY. -----------------

“DISTRITECH SOLUTIONS, SL” UNIPERSONAL. ----------

In VALENCIA, on September 18, two thousand thirteen. ------------------------------------------------

Before me, JOSÉ ALICARTE DOMINGO, Notary of Valencia and his Illustrious College, ------------------------------

=== APPEARS: ===

MR. ENRIQUE SELVA BELLVÍS, of legal age, married with Mrs. Nuria Calvo Zapata, industrial engineer and domiciled a at 46530-Puzol (Valencia), Andrés Segovia square, 14.

The economic regime of your marriage is that of separation of assets agreed in matrimonial capitulations as manifested and will accredit where appropriate ter. --------------------------------------------------

I incorporate into this matrix a photocopy of your review identity document, which will not be transferred to the co pias that it issues. ---------------------

=== INTERVENES: ===

In his own name and right, acting on behalf of own. -----------------------------------------------

=== FAITH OF KNOWLEDGE ===

I identify you by means of your identification document reviewed, that exhibits me. ---------------------------

=== CAPACITY JUDGMENT ===

He has, in my opinion, the capacity to grant this LIMITED COMPANY INCORPORATION and, to such effect, -------------------------------------

=== SAYS: ===

FIRST.- MR. ENRIQUE SELVA BELLVÍS constitutes a Unipersonal Limited Company of Spanish nationality, with the name, address, duration, date of commencement of operations, capital and other circumstances which are listed in the following --------------------

=== BYLAWS: ===

Article 1.- Denomination. -------------------------

Under the name of “DISTRITECH SOLUTIONS, SO CIEDAD LIMITADA”, a liability company is constituted Limited liability that will be governed by legal regulations imperatives and by these statutes. -------------

Article 2.- Object. -------------------------------

The purpose of the company will be the following activities : -----------------------------------------------

The acquisition, distribution and sale of material electrical and electronic for the development of projects renewable energy, such as solar panels, in inverters, chargers, regulators, batteries and structures flush among others. --------------------------------------

Article 3.- Registered office. ---------------------

The company is domiciled at 46530-Puzol (Valencia), plaza Andrés Segovia, 14, and has nationality Spanish. ---------------------------------------------

Article 4.- Social capital and participations. -----

The share capital, which is fully paid up, is set at THREE THOUSAND EUROS (€3,000) and is divided in THREE THOUSAND SOCIAL PARTICIPATIONS with a nominal value each of them of ONE EURO, and numbered correlatively from 1 to 3,000. -----------------------------

Article 5.- Periodicity, call and place of holding of the general meeting. ----------------------

The general meeting will be called by the governing body administration. ---------------------------------------

The call will be communicated to the partners through telematic procedures, through the use of signature electronics. If this is not possible, it will be done by any other communication procedure, individual and written that ensures reception by all partners in the place designated for that purpose or in which recorded in the register of partners. Regarding other aspects related to the call, periodicity, place of celebration and majorities to adopt resolutions of the general meeting will apply the rules provided for in the Capital Companies Law approved by Royal Legislative Decree 1/2010, of July 2.

Article 6.- Communications from the company to the partners. ------------------------------------------------

The communications that the company must make to partners, in compliance with the provisions of the Law of Capital Companies approved by Royal Decree Legislative 1/2010, of July 2, will be carried out through telematic procedures, through the use of Electronic signature. If this is not possible, it will be done by any other means of communication, individual and written that ensures reception by all the partners in the place designated for that purpose or in which recorded in the register of partners. -----------------

Article 7.- Meeting table. Deliberations and votation

The chairman and secretary of the general meeting They will be those designated by the partners concurrent to the beginning of the meeting. -------------------------

It is up to the president to form the attendance list, declare the board constituted, give the use of the speak in order of request, direct the deliberations and set the time and manner of voting. Before terminate the session, report the adopted agreements, indicating the result of the vote and the manifestations related to them whose record in the minutes had been requested. --------

Article 8.- Ways of organizing the administration. -

The management, administration and representation of the company is the responsibility of the administrative body. - The General Meeting may choose any of the following ways of organizing the administration, without need to modify the statutes, and in the terms provided for in the Capital Companies Law: ---------

a) A single administrator, who corresponds exclusively the administration and representation of the society. ---------------------------------------------

b) Various administrators with solid powers,with a minimum of two and a maximum of five, for each one of which corresponds indistinctly to the powers of administration and representation of the company society, without prejudice to the power of the general meeting of agreeing, with merely internal efficacy, the distribution of powers between them.

-------------------

c) Two joint administrators, who will exercise jointly the faculties of administration and representation. ------------------------------------------

The type of management body chosen by the General Meeting, must be registered in the Mercantile Registry . ---------------------------------------------

Article 9.- Appointment, duration and prohibition of competition. ----------------------------------------

Natural or legal persons may be named administrators. The performance of the administrative position will be indefinitely.

Regarding the other appointment requirements, incompatibilities and prohibitions to be administered, the provisions of the Companies Law will be applied capital. --------------------------------------------

The administrator position will be free. -----------

Article 10.- Scope of representation and powers of the administrative body. -------------------------

The representation that corresponds to the administration extends to all acts included in the corporate purpose defined in these bylaws, in so that any limitation of the powers represents administrators’ opinions, even if it was registered in the Mercantile Registry, will be ineffective against to thirds. -------------------------------------------

Article 11.- Notifications to the company. --------

Notifications to the company may be addressed to any of the administrators at the domicile of the society. ---------------------------------------------

Article 12.- Sole Proprietorship Limited Liability Company

To the limited liability company unipersonal will apply the specialties of the regime provided in the Capital Companies Law approved by the Royal Legislative Decree 1/2010, of July 2. ------------

TWO.- ASSUMPTION AND DISBURSEMENT.- The Share Capital is fully assumed and paid by the sole partner.

I am credited with the effective economic contribution of the amount of the subscription and disbursement of capital official made, by means of a certificate that I leave attached to the present deed. --------------------------------

THIRD.- CHOICE OF ADMINISTRATION FORM AND

APPOINTMENT OF POSITIONS.- The sole partner agrees: -----

1º.- That the company is managed and represents given by ONE SINGLE ADMINISTRATOR. ------------------------

2º.- Appoint SOLE ADMINISTRATOR of the company, of in accordance with the Corporate Bylaws, to DON ENRIQUE SELVA BELLVÍS. ------------------------------

The person appointed accepts his position, takes possession of it and promises to perform it with the diligence of an order businessman and a loyal representative, stating not incur any cause of incapacity, incompatibility or prohibition to exercise it. ----------------

3º.- Relieve the appointed administrator of the prohibition jurisdiction clause contained in article 230 of the Consolidated text of the Capital Companies Act. ----

FOURTH.- NAME.- There is no Limited Company that bears the same denomination as the one constitutes by this deed, as accredited with the corresponding telematic certificate of the Denominations Section of the Central Mercantile Registry obtained by the appearing party whose impression, after verify the authenticity and validity of the electronic signature of the authorizing Registrar of the same through the telematic procedure established for this purpose, I incorporate to this matrix. --------------------------------

FIFTH.- FINAL STATEMENTS.- It states: -----

A) That during the phase prior to the registration of the company in the Mercantile Registry, is conferred on the Administrative Body, expressly and especially, the same faculties as the Statutes and legal regulations generally attributed to them. ----------------

B) That it is not affected by any incompatibility both to establish the Company as well as for the performance of the administrative charges of the Society that he founded. --

C) That the Company that is founded is not included in any of the cases provided for in the Law 39/1975, of October 31, on letter designation two advisors to the administrative body of certain mercantile companies, in order to the obligation to sign Counsel Counsel. ---------------------------------

D) That informed of the constitution procedure telematics of the company regulated in the Royal Decree Law 13/2010, of December 3, especially on plans and cost reduction that this entails, declares its express will to use said procedure, concept of cost reduction. ---------------------

SIXTH.- The appearing party requires me, the Notary, to request from the State Administrative Agency Tax Administration (AEAT), in accordance with the provisions established in the current legislation and through the procedure telematic system established for this purpose, the issuance in electronic support of the IDENTIFICATION NUMBER FISCAL; the accrediting communication of the same of the (AEAT) I will leave attached to this matrix by testimony mon. -------------------------------------------------

SEVENTH.- ELECTRONIC CORRECTION.- The appearing authorizes me, Notary, to correct electronically—adjusting to the qualification and will manifested by the parties - the defects noticed by the Mercantile Registrar in its qualification. -----------

EIGHTH.- Request the application to this deed of the exemption in the Tax on Legal Acts Documented, contained in article 3 of the Royal Decree Law 13/2010, of December 3, on actions in the fiscal, labor and liberalizing fields to promote investment and job creation. -----------------

TELEMATIC PRESENTATION.- Request the presentation telematics of this deed in the Mercantile Registry according to the provisions of article 249 of the Notarial Regulation. --------------------------

=== GRANT ===

So says and grants before me, Notary Public, after make legal reservations and warnings, especially mind: ------------------------------------------------

-- Those derived from the obligatory nature of the presence of this deed for registration in the Mercantile Registry within a period of TWO MONTHS counting from today, whose registration in the same is requested, even partially under the provisions of Article 63 of the Mercantile Registry Regulations, if full registration is not possible. -------------

-- Prosecutors, including the obligation of the in interested in presenting this document for liquidation in the competent office within a period of thirty business days from the moment the taxable event occurs, condition of the assets to the payment of the tax, responsibilities and sanctions in case of non-compliance, in the terms provided in the Article 114.2 and concordant of the Tax Regulation on Asset Transfers and Documented Legal Acts approved by Royal Decree 828/1995, of May 29

-- And those related to Law 8/1989, of April 13, of Rates and Public Prices, in relation to whose Disposition Third Additional position is reflected in this matriz the liquidation of customs duties corresponds tooth to it. -------------------------------------

=== DATA PROTECTION ===

In accordance with the provisions of the Organic Law 15/1999, of December 13, on data protection of personal character, is informed of and accepts the information corporation of your personal data to the computerized files existing in the notary’s office, as well as the rights of access, rectification and cancellation of their consent and the revocation of their consent.

These data will be kept confidential without prejudice to its treatment, automated or not, of mandatory remittances and their assignment and communication in order to enable processing of this deed. ---------------------

=== AUTHORIZATION===

Reading this deed in accordance with article 193 of the Notary Regulations, it is ratified in its content, of the that he states that he has been duly informed, and sign with me, Notary, that I attest that he consented knowledge has been freely given, that the granting consent is in accordance with the law and the due will informed mind of the grantor or intervener and, in general general, as appropriate, of what is contained in this instrument instrument spread out on seven pages of Timbre paper of the State, exclusive for notarial documents, series and number of the present and the corresponding before priors in correlative order. -------------------------

There is the signature of the appearing party.- Signed and signed C: José Alicarte.- Initialed.- There is the seal of the would notary ----------------------------------------------

DILIGENCE.- To make it clear that today September eighth, two thousand and thirteen, I request and obtain, through the Telematic NIF Request Service provisional General Council of Notaries and the State Tax Administration Agency, the co communication accrediting the Identification Number Prosecutor of the company “DISTRITECH SOLUTIONS, SL”, with AEAT file number 2013C3656960260Z, being its PROVISIONAL NIF B98569619, whose communication I incorporate to this array. -----------------------------------------

Not having to state other extremes, I give for termination of this proceeding. ------------------

And I, Notary Public, attest to the proceeding of the content of this procedure which is extended after the deed that motivates it.----------

Signed and signed: José Alicarte. Initialed. Is Notary seal. --------------------------------

NOTE.- In compliance with the provisions of article 112.1 of Law 24/2001, the following business day of its authorization I send ELECTRONIC AUTHORIZED COPY to the Mercantile Registry of Valencia. Attest. JA Initialed. --

NOTE.- On September 19, 2013 I received by electronic communication of the competent Registry, according to which entry number has been made 645 of the newspaper 763. I attest. JA Initialed. -----------

DILIGENCE.- To state that on the twenty-three of September of two thousand and thirteen I have received through the SIGNO platform the notification of suspension registration by the Mercantile Registry of Valencia, of the company “DISTRITECH SOLUTIONS, SL”.

I print on paper the aforementioned document that remains in incorporated into this matrix. ------------------------------

And, not having to state other extremes, I hereby terminate this procedure and that it is extended after the writing that motivates it, and in the This exclusive sheet of paper for note documents, attesting to the foregoing. -

Signed and signed: José Alicarte. Initialed. Is Notary seal. -------------------------------

NOTE.- On September 24, 2013, I released my first copy for “DISTRITECH SOLUTIONS, SL” on twelve pages State Stamp paper, exclusive for documents notarial cough, series BN, numbers 6488794 and the eleven following in correlative order. ATTEST. JA Rubricate

DILIGENCE.- To certify that the thirtieth of September two thousand and thirteen I am given the Certificate of presentation at the Ministry of Finance and Public Administration of this deed, and of model 600 of the Patrimonials Transfer Tax and Documented Legal Acts, which in I incorporate to this matrix. -------------------------

Not having to state other extremes, I give for termination of this proceeding. ------------------

And I, Notary, attest to the proceeding of the content in this diligence, which is extended after the deed that motivated it.

Signed and signed: José Alicarte. Initialed. Is Notary seal. -----------------------

NOTE.- In compliance with the provisions of the ar Article 112.1 of Law 24/2001, on September 30 on two thousand and thirteen I am sending an ELECTRONIC AUTHORIZED COPY o the Mercantile Registry of Valencia. Attest. JA Ru bricate. -----------------------------------------------

NOTE.- On October 1, 2013 I received from telematics the communication of the competent Registry, according to which entry number has been made 645 of the newspaper 763. I attest. JA Rubricate. ----------

DILIGENCE.- To record that on day one of October two thousand and thirteen I have received through the SIGNO platform notification of full registration by the Mercantile Registry of Valencia, of the company company “DISTRITECH SOLUTIONS, SL”. ------------------

I print on paper the aforementioned document that remains in incorporated into this matrix. ------------------------------

And, not having to state other extremes, I hereby terminate this procedure and that it is extended after the writing that motivates it, and in the This exclusive sheet of paper for note documentsrials, attesting to the foregoing. -

Signed and signed: José Alicarte. Initialed. Is Notary seal. -------------------------------

There are the signatures of the appearing parties are the sign, signature, initials and seal of the notary public authorizing. --------------------------------

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--------------- CONNECTED DOCUMENTS FOLLOW --------------

"la Caixa"

Jose Luis Rodriguez Gonzalez, Director de la oficina 02940, VALENCIA ALAMEDA, apoderado de CaixaBank, S.A., inscrita con el número 2100 en el Registro de Entidades Financieras del Banco de España, figurando asimismo inscrita en el Registro Mercantil de Barcelona al tomo 42657, folio 33, hoja B-41.232, con número de identificación fiscal A-08663619 y domiciliada en Barcelona, Avenida Diagonal 621

CERTIFICA

Que a efectos de lo establecido en el Reglamento del Registro Mercantil, en la Oficina 02940, VALENCIA ALAMEDA, se han realizado las siguientes operaciones:
En la cuenta corriente a la vista número 2100-2940-18-0200169607 y a nombre de la entidad Distritech Solutions sl en constitucion , se han ingresado las cantidades y en las fechas que a continuación se indican:
FECHA 17/09/2013, IMPORTE 3.000 EUROS

Que según escrito de fecha 17/09/2013 suscrito por Enrique Selva Bellvis, las aportaciones dinerarias efectuadas han sido realizadas a efectos de CONSTITUCION DE LA SOCIEDAD por las personas, en las cantidades y en las fechas que seguidamente se detallan:
Don Enrique Selva Bellvis, Importe 3.000 euros, Fecha 17/09/2013
Y para que así conste y surta efecto ante quien proceda, a petición del interesado, libra la presente certificación en VALENCIA a 17/09/2013.

CAIXABANK, S.A.
02940, VALENCIA ALAMEDA

"la Caixa"
17 SEP. 2013
Alameda - 02940
46010 VALENCIA

Ref: 02940-0050-2013

18

JOSE ALICARTE DOMINGO
NIHIL PRIUS FIDE
NOTARIO - VALENCIA

CSV: 12814001-INC-13131571-INR-43999765

Registro Mercantil Central
Sección de Denominaciones

CERTIFICACIÓN NO. 13131571

DON José Luis Benavides del Rey , Registrador Mercantil Central, en base a lo interesado por:
D/Da. ENRIQUE SELVA BELLVIS,
en solicitud presentada al Diario con fecha 14/09/2013, asiento 13134116,

CERTIFICO: Que NO FIGURA registrada la denominación

DISTRITECH SOLUTIONS, SOCIEDAD LIMITADA

En consecuencia, QUEDA RESERVADA DICHA DENOMINACIÓN a favor del citado interesado, por el plazo de seis meses desde la fecha que a continuación se indica, conforme a lo establecido en el artículo 412.1 del reglamento del Registro Mercantil.

Madrid, a Dieciséis de Septiembre de Dos Mil Trece.

EL REGISTRADOR,

La precedente certificación aparece suscrita por el Registrador antes expresado, con su firma electrónica reconocida, creada y desarrollada al amparo del artículo 108 y siguientes de la Ley 24/2001 de 27 de diciembre y disposiciones concordantes.
El presente documento podrá verificarse utilizando el CSV arriba indicado en la URL http://www.rmc.es/csv

NOTA.- Esta certificación tendrá una vigencia, a efectos de otorgamiento de escritura, de TRES MESES contados desde la fecha de su expedición, de conformidad a lo establecido en el art. 414.1 del Reglamento del Registro Mercantil.

19

Agencia Tributaria

Servicio Telemático de Solicitud de NIF del Consejo General del Notariado y la Agencia Estatal de la Administración Tributaria

Nº Expediente AEAT
2013C3656960260Z

COMUNICACIÓN ACREDITATIVA DEL NÚMERO DE IDENTIFICACIÓN FISCAL

La presente comunicación ha sido remitida por la Agencia Estatal de la Administración Tributaria.

Este documento tiene plena validez para acreditar su Número de Identificación Fiscal (NIF).

El Número de Identificación Fiscal (NIF) que figura en la presente comunicación podrá ser comprobado en la página web de la Agencia Tributaria (www.agenciatributaria.es), accediendo a Oficina Virtual / Otros Trámites / Certificaciones Tributarias y, en el grupo de servicios sin certificado de usuario, seleccionando el servicio de Comprobación de la autenticidad de las Tarjetas de Identificación Fiscal con código electrónico. Para ello la propia Agencia Tributaria le remitirá próximamente, por correo ordinario y al domicilio fiscal de la sociedad, una notificación que contiene la Tarjeta de Identificación Fiscal con el código electrónico necesario para efectuar la verificación correspondiente de la validez de la certificación.

El NIF que le ha sido asignado tiene carácter provisional. En breve plazo recibirá, en su domicilio fiscal, en papel, el documento identificador de la tarjeta acreditativa.

Le recordamos que tiene la obligación de aportar la documentación pendiente necesaria para la asignación del NIF definitivo. Una vez cumplidos los trámites administrativos pertinentes, el NIF definitivo le será remitido al domicilio fiscal de la sociedad.

Recuerde que debe incluir su NIF en todos los documentos de naturaleza o con trascendencia tributaria que expida como consecuencia del desarrollo de su actividad, así como en todas las autoliquidaciones, declaraciones, comunicaciones o escritos que presente ante la Administración Tributaria.

NIF Provisional
B98569619

Fecha de expedición del NIF Provisional	**18/09/2013**
Administración de la AEAT	**VALENCIA - SAGUNT/SAGUNTO**
Razón o denominación social	**DISTRITECH SOLUTIONS, S.L.**
Domicilio social	**ANDRES SEGOVIA, 14 - 46530 Puçol (Valencia)**
Domicilio fiscal	**ANDRES SEGOVIA, 14 - 46530 Puçol (Valencia)**
Código electrónico justificante de la presentación de solicitud de NIF Provisional	**KPD52RZTBFSMDZ9S**
Número y fecha del documento notarial en el que se constituye la sociedad	**2287, 18/09/2013**

Yo, **José Alicarte Domingo**, Notario del Ilustre Colegio de **Valencia**, con residencia en **Valencia**, DOY FE: Que el presente documento es fiel reproducción de su original en soporte electrónico expedido por la AEAT de conformidad con lo dispuesto en la vigente legislación, tanto fiscal (artículos 35.4, 92.3 y Disposición Adicional sexta de la Ley 58/2003, de 17 de diciembre, general tributaria; letra a), del número uno del subapartado dos del apartado duodécimo de la Orden HAC/2567/2003, de 10 de septiembre, derogada por la Orden EHA/1274/2007, de 26 de abril y Convenio de 23 de junio de 2005, suscrito entre la Agencia Estatal de Administración Tributaria y el Consejo General del Notariado) como sobre documento y firma electrónica (artículo 3 de la Ley 59/2003, de 19 de diciembre, de firma electrónica y artículos 106 y ss. Ley 24/2001, de 27 de diciembre). Y, en prueba y conformidad a todos los efectos legales, lo expido al amparo de lo dispuesto en el artículo 113 de la Ley 24/2001, de 27 de diciembre.

En **Valencia**, a **18** de **Septiembre** de **2013**.

JOSE ALICARTE DOMINGO · NIHIL PRIUS FIDE · NOTARIO · VALENCIA

JOSE ALICARTE DOMINGO
NIHIL PRIUS FIDE
NOTARIO - VALENCIA

REGISTRO MERCANTIL DE VALENCIA
Gran Vía Marqués del Turia, 57
46005 - VALENCIA

Notificación de Suspensión de Inscripción por defectos

Dña. Isabel Querol Sancho, Registradora Mercantil de VALENCIA MERCANTIL, previo el consiguiente examen y calificación, de conformidad con los artículos 18 del Código de Comercio y 6 del Reglamento del Registro Mercantil, ha resuelto no practicar la inscripción solicitada conforme a los siguientes HECHOS y FUNDAMENTOS DE DERECHO:

HECHOS

DIARIO / ASIENTO:	763 / 645
F. PRESENTACION:	19/09/2013
ENTRADA:	1/2013/31.061,0
SOCIEDAD:	DISTRITECH SOLUTIONS SOCIEDAD LIMITADA
HOJA:	
AUTORIZANTE:	ALICARTE DOMINGO JOSé
PROTOCOLO:	2013/2287 de 18/09/2013

FUNDAMENTOS DE DERECHO

1.- AH.- 1.- De conformidad con el artículo 54 del Texto Refundido de la Ley del Impuesto de Transmisiones Patrimoniales y Actos Jurídicos Documentados, y con el artículo 86.1 del Reglamento del Registro Mercantil en relación con el artículo 32.2 del Texto Refundido del Real Decreto Legislativo 1/2010 de 2 de julio por el que se aprueba el Texto Refundido de la Ley de Sociedades de Capital, se requiere acreditar la solicitud o práctica de la liquidación tributaria correspondiente en la forma prevenida por: 1.- El artículo 49.2 de la Ley 22/2009 de 18 de Diciembre, por la que se regula el sistema de financiación de las Comunidades Autónomas de régimen común que afirma la competencia de las mismas para "regular los aspectos de gestión y liquidación del ITPAJD", nos encontramos, en ejecución de estas competencias con el apartado 1º de la Disposición Adicional Novena de la Ley 13/1997 de 23 de Diciembre de la Generalitat Valenciana, que en la redacción dada por la Ley 19/2009 de 23 de Diciembre afirma que "la acreditación de la presentación de documentos y autoliquidaciones, así como del pago de deudas tributarias, que resulten procedentes por los Impuestos sobre Transmisiones Patrimoniales y Actos Jurídicos Documentados y sobre Sucesiones y Donaciones, cuando deban llevase a cabo ante la Generalitat, para permitir la admisión de documentos sujetos a los citados impuestos por autoridades, funcionarios, oficinas o dependencias administrativas y la producción de efectos de los mismos en Juzgados, Tribunales, oficinas o registros públicos, o a cualquier otro efecto previsto en las disposiciones vigentes, se efectuara mediante justificante expedido por la Administración Tributaria de la Generalitat, en el que conste la presentación del documento y el pago del tributo o la declaración de no sujeción o del beneficio fiscal aplicable". 2.- Y conforme a los artículos 84 y 86 del Reglamento de Gestión.- (RD 1065/2007 de 27 de julio y RDGRN de 26 de enero de 2012). DEFECTO DE CARACTER SUBSANABLE.ES DE ADVERTIR QUE PARA LA SUBSANACION POR VIA TELEMATICA DEL PRESENTE DOCUMENTO, DEBERA INCLUIRSE EN EL NUEVO ENVIO, TANTO EL DOCUMENTO SUBSANADO COMO EL SUBSANATORIO. De conformidad con lo dispuesto en el artículo 61 bis del Reglamento del Registro Mercantil se hace constar expresamente la NO INCLUSION DE LA/S PERSONA/S NOMBRADA/S ADMINISTRADORA/S en el Indice Centralizado de Incapacitados.Se han cumplido en su integridad los trámites previstos en el artículo 18 del Código de Comercio y 6 y 15 del Reglamento del Registro Mercantil. Asimismo, como ha manifestado la Dirección General de los Registros y del Notariado reiteradamente, no puede desconocerse a tales efectos la independencia que tiene cada Registrador al ejercitar su función calificadora bajo su propia exclusiva responsabilidad conforme al citado art. 18 del Código de Comercio (RDGRN de 5 de julio de 2.011).

... Continúa en la pagina siguiente

En relación con la presente calificación :

Puede instarse la aplicación del cuadro de sustituciones conforme a los arts. 19 bis y 275 bis de la Ley Hipotecaria y al Real Decreto 1039/2003, en el plazo de quince días a contar desde la fecha de notificación, sin perjuicio del ejercicio de cualquier otro medio de impugnación que el interesado entienda procedente.

Puede impugnarse directamente ante el Juzgado de lo Mercantil de esta capital mediante demanda que deberá interponerse dentro del plazo de dos meses, contados desde la notificación de esta calificación, siendo de aplicación las normas del juicio verbal conforme a lo previsto en los artículos 324 y 328 de la Ley Hipotecaria en su nueva redacción por Ley 24/2005 de 18 de Noviembre.

Cabe interponer recurso en este Registro Mercantil para la Dirección General de los Registros y del Notariado en el plazo de un mes desde la fecha de notificación en los términos de los artículos 324 y siguientes de la Ley Hipotecaria.

VALENCIA, veintitres de septiembre de dos mil trece

22

JOSE ALICARTE DOMINGO
NIHIL PRIUS FIDE
NOTARIO - VALENCIA

A los efectos de la Ley Orgánica 15/1999 de 13 de diciembre, de Protección de Datos de carácter personal queda informado de que:

1.- Los datos personales expresados en el presente documento han sido incorporados al fichero del Registro y a los ficheros que se llevan en base al anterior, cuyo responsable es el Registrador y cuyo uso y fin del tratamiento es el previsto expresamente en la normativa registral. La información en ellos contenida sólo será comunicada en los supuestos previstos legalmente, o con objeto de satisfacer las solicitudes de publicidad formal que se formulen de acuerdo con la legislación registral.

2.- En cuanto resulte compatible con la legislación específica del Registro, se reconoce a los interesados los derechos de acceso, rectificación, cancelación y oposición establecidos en la Ley Orgánica citada pudiendo ejercitarlos dirigiendo un escrito a la dirección del Registro.

3.- La obtención y tratamiento de sus datos en la forma indicada, es condición necesaria para la prestación de estos servicios.

23

GENERALITAT VALENCIANA
CONSELLERIA D'HISENDA I ADMINISTRACIÓ PÚBLICA

JUSTIFICANTE DE PRESENTACIÓN

IDENTIFICACIÓN DEL DOCUMENTO:

		CLASE DOC:	**NOTARIAL**
RUE:	**TP EH4665 2013 3051**	NOTARIO:	**ALICARTE DOMINGO JOSE**
FECHA PRESENTACIÓN:	**27/09/2013**	PROTOCOLO:	**2287 - 2013 - 0**
FECHA DEVENGO:	**18/09/2013**	TIPO DOC. NOT.:	**Protocolo Ordinario**
PRESENTADOR:	**E46354619 GESTORIA-ASESORIA GARCIA-DAS CB**		

DILIGENCIA:

El documento arriba indicado se devuelve al interesado, a los efectos de lo previsto en el artículo 54.1 del Real Decreto Legislativo 1/1993, de 24 de septiembre, por el que se aprueba el Texto Refundido del Impuesto sobre Transmisiones Patrimoniales y Actos Jurídicos Documentados y en el artículo 107.4 del Real Decreto 828/1995, de 29 de Mayo, por el que se aprueba el Reglamento del citado Impuesto, no resultando de las autoliquidaciones presentadas , cuyos números se indican a continuación, cuota a ingresar, por haberse alegado que el acto o contrato está exento/prescrito/no sujeto al impuesto. Ha sido aportada copia del documento, que se conservará en la oficina para el examen, calificación del hecho imponible y, si procede, para la práctica de la liquidación o liquidaciones complementarias.

El document amunt indicat es torna a la persona interessada, als efectes del que preveu l'article 54.1 del Reial Decret Legislatiu 1/1993 de 24 de setembre, pel qual s'aprova el Text Refós de l'Impost sobre Transmissions Patrimonials i Actes Jurídics Documentats i l'article 107.4 del Reial Decret 828/1995, de 29 de maig, pel qual s'aprova el Reglament de l'Impost mencionat. De les autoliquidacions presentades , els números de les quals s'indiquen a continuació, no resulta quota a ingressar, per haver-se al.legat que l'acte o contracte està exempt/prescrit/no subjecte a l'impost. Ha sigut aportada còpia del document, que es conservarà en l'oficina per a l'examen, qualificació del fet imposable i, si és el cas, per a la pràctica de la liquidació o les liquidacions complementàries.

SUJETOS PASIVOS

B98569619 DISTRITECH SOLUTIONS, S.L.

AUTOLIQUIDACIÓN	F. PRESENT.	CONCEPTO TRIBUTARIO	CALIFICACIÓN ALEGADA
600/5/942692382	27/09/2013	0003 OPERACIONES SOCIETARIAS	PRESCRIPCIÓN/EXENCIÓN/NO SUJECIÓN

F. PRESENT.

NÚMERO DE CONTROL
279224E9C200F99D

MASSAMAGRELL, 27 de Septiembre de 2013
Por el Liquidador

La autenticidad de este documento puede ser comprobada, mediante el Nº de control **279224E9C200F99D** , en el portal tributario de la generalitat (www.gva.es)

13616

Ejemplar para el registro, juzgado u oficina

24

JOSE ALICARTE DOMINGO
NIHIL PRIUS FIDE
NOTARIO - VALENCIA

GENERALITAT VALENCIANA
CONSELLERIA D'HISENDA I ADMINISTRACIÓ PÚBLICA

IMPOST SOBRE TRANSMISSIONS PATRIMONIALS I ACTES JURÍDICS DOCUMENTATS
DECLARACIÓ- LIQUIDACIÓ

IMPUESTO SOBRE TRANSMISIONES PATRIMONIALES Y ACTOS JURÍDICOS DOCUMENTADOS
DECLARACIÓN-LIQUIDACIÓN

MODEL / *MODELO* 600
CPR: 9056436

CODI TERRITORIAL / *COD. TERRITORIAL*	EH4665
ÒRGAN GESTOR / *ÓRGANO GESTOR*	O.L. Massamagrell
4 CONCEPTE / *CONCEPTO*	0003

A

Espai reservat per a l'Administració
Espacio reservado para la Administración

600594269238 2

(90) 5646005942692382EH4665000300000003898569619

2 MERITACIÓ / *DEVENGO*	18/09/2013
201 Nre. TRANSMETENTS / *Nº TRANSMITENTES*	-
202 Nre. SUB. PASSIUS / *Nº SUJ. PASIVOS*	1
203 Nre. BÉNS / *Nº BIENES*	1

SUBJECTE PASSIU / *SUJETO PASIVO*

5 NIF	B98569619
6 COGNOMS I NOM O RAÓ SOCIAL / *APELLIDOS Y NOMBRE O RAZÓN SOCIAL*	DISTRITECH SOLUTIONS S.L
7 C. -PL. -AV. / *CL. -PL. -AV.*	PL
8 NOM DE LA VIA PÚBLICA / *NOMBRE DE LA VÍA PÚBLICA*	ANDRES SEGOVIA
9 NÚM.	14
10 LLETRA / *LETRA*	-
11 ESC.	-
12 PIS / *PISO*	-
13 PTA	-
14 TELÈFON / *TELÉFONO*	-
15 FAX	-
16 MUNICIPI / *MUNICIPIO*	PUÇOL
17 PROVÍNCIA / *PROVINCIA*	VALENCIA
18 CP	46530

B TRANSMETENT / *TRANSMITENTE*

19 NIF	-
23 COGNOMS I NOM O RAÓ SOCIAL / *APELLIDOS Y NOMBRE O RAZÓN SOCIAL*	-
21 C. -PL. -AV. / *CL. -PL. -AV.*	-
22 NOM DE LA VIA PÚBLICA / *NOMBRE DE LA VÍA PÚBLICA*	-
NÚM.	-
24 LLETRA / *LETRA*	-
25 ESC.	-
26 PIS / *PISO*	-
27 PTA.	-
28 TELÈFON / *TELÉFONO*	-
29 FAX	-
30 MUNICIPI / *MUNICIPIO*	-
31 PROVÍNCIA / *PROVINCIA*	-
32 CP	-

C PRESENTADOR / *PRESENTADOR*

33 NIF	E46354619
34 COGNOMS I NOM O RAÓ SOCIAL / *APELLIDOS Y NOMBRE O RAZÓN SOCIAL*	GESTORIA GARCIA DAS C.B
35 C. -PL. -AV. / *CL. -PL. -AV.*	CL
36 NOM DE LA VIA PÚBLICA / *NOMBRE DE LA VÍA PÚBLICA*	ALBACETE
37 NÚM.	12
38 LLETRA / *LETRA*	-
39 ESC.	-
40 PIS / *PISO*	EN
41 PTA	6
42 TELÈFON / *TELÉFONO*	963807140
43 FAX	963800570
44 MUNICIPI / *MUNICIPIO*	VALENCIA
45 PROVÍNCIA / *PROVINCIA*	VALENCIA
46 CP	46007

D

47 DOCUMENT / *DOCUMENTO*	NOTARIAL / *NOTARIAL*: X; JUDICIAL / *JUDICIAL*: -; PRIVAT / *PRIVADO*: -; ALTRE / *OTRO*: -
48 NOTARIA O FEDATARIA - JUTJAT / *NOTARÍA O FEDATARIA - JUZGADO*	ALICARTE DOMINGO JOSE
49 NÚM PROTOCOL - INTERLOCUTÒRIA / *NÚM PROTOCOLO - AUTO*	2287
50 ANY / *AÑO*	2013
51 TIPUS DE BÉ / *TIPO DE BIEN*	01
52 DESCRIPCIÓ DE L'OPERACIÓ, BÉ O ACTE / *DESCRIPCIÓN DE LA OPERACIÓN, BIEN O ACTO*	CONSTITUCION SOCIEDAD LIMITADA
53 TARIFA / *TARIFA*	SO0
54 REFERÈNCIA CADASTRAL / *REFERENCIA CATASTRAL*	-
55 VAL. CADASTRAL / *VAL. CATASTRAL*	
56 VAL. DECLARAT / *VAL. DECLARADO*	3.000,00
57 % TRANSMÉS / *% TRANSMITIDO*	100,00
58 C. -PL. -AV. / *CL. -PL. -AV.*	-
59 NOM DE LA VIA PÚBLICA / *NOMBRE DE LA VÍA PÚBLICA*	-
60 NÚM.	-
61 LLETRA / *LETRA*	-
62 ESC.	-
63 PIS / *PISO*	-
64 PTA	-
65 CP	46005
66 POLÍGON / *POLÍGONO*	-
67 PARCEL·LA / *PARCELA*	-
68 PARATGE O PARTIDA / *PARAJE O PARTIDA*	-
69 PROVÍNCIA / *PROVINCIA*	VALENCIA
70 MUNICIPI / *MUNICIPIO*	VALENCIA

E AUTOLIQUIDACIÓ / *AUTOLIQUIDACIÓN*

71 EXEMPTS / *EXENTOS*	S
72 NO SUBJECTES / *NO SUJETOS*	N
73 FONAMENT D'EXEMPCIÓ O BENEFICI FISCAL / *FUNDAMENTO DE EXENCIÓN O BENEFICIO FISCAL*	15.CONSTITUCIÓN DE SOCIEDADES, AUMENTO DE CAPITAL, APORTACIO
74 DECLARACIÓ-LIQUIDACIÓ COMPLEMENTÀRIA / *DECLARACIÓN-LIQUIDACIÓN COMPLEMENTARIA*	
741 NÚM	-
742 DATA PRESENTACIÓ / *FECHA PRESENTACIÓN*	-
743 IMPORT INGRESSAT / *IMPORTE INGRESADO*	

Concepte / *Concepto*	Casella	Import / *Importe*
TOTAL VALORS DECLARATS / *TOTAL VALORES DECLARADOS*	100	3.000,00
BASE IMPOSABLE / *BASE IMPONIBLE*	101	3.000,00
REDUCCIÓ / *REDUCCIÓN* (102: %)	103	
BASE LIQUIDABLE / *BASE LIQUIDABLE* (101-103)	104	0,00
TIPUS / *TIPO* (105: 1,00 %) QUOTA / *CUOTA*	106	0,00
BONIFIC. EN QUOTA / *BONIFIC. EN CUOTA* (107: %)	108	
A INGRESSAR / *A INGRESAR* (106 - 108)	109	0,00
TOTAL A INGRESSAR / *TOTAL A INGRESAR* (109 - 743)	112	0,00

F

90 DATA / *FECHA*: DIA / *DÍA* MES / *MES* ANY / *AÑO*: 25/09/2013

FIRMA — SUBJECTE PASSIU O PRESENTADOR / *SUJETO PASIVO O PRESENTADOR*
FIRMAT / *FIRMADO*

G

A OMPLIR PER L'ENTITAT BANCÀRIA / *A RELLENAR POR LA ENTIDAD BANCARIA*

93 BANC-SUCURSAL / *BANCO-SUCURSAL*	94 DATA INGRÉS / *FECHA INGRESO*	95 IMPORT INGRESSAT / *IMPORTE INGRESADO*
-	-	-

Les dades de caràcter personal que conté l'imprés podran ser incloses en un fitxer per al seu tractament per este òrgan administratiu, com a titular responsable del fitxer, en l'ús de les funcions pròpies que té atribuïdes i en l'àmbit de les seues competències. [illegible] Llei Orgànica 15/1999, de Protecció de Dades de Caràcter Personal (DOE núm. 298, de 14/12/99).

Los datos de carácter personal contenidos en este impreso podrán ser incluidos en un fichero para su tratamiento por este órgano administrativo, como titular responsable del fichero, en el uso de las funciones propias que tiene atribuidas y en el ámbito de sus competencias. Asimismo, se le informa de la posibilidad de ejercer los derechos de acceso, rectificación, cancelación y oposición, todo ello de conformidad con lo dispuesto en la Ley Orgánica 15/1999, de Protección de Datos de Carácter Personal (BOE nº 298, de 14/12/99).

25

REGISTRO MERCANTIL DE VALENCIA
Gran Vía Marqués del Turia, 57
46005 - VALENCIA

Notificación de Inscripción Total

La escritura número **2013/2287**, autorizada el día **dieciocho de septiembre de dos mil trece** por el notario **ALICARTE DOMINGO JOSÉ**, que fue presentada el día **diecinueve de septiembre de dos mil trece**, con el número de entrada **1/2013/32.209,0**, diario **763** , asiento **645** , ha sido inscrita con fecha **uno de octubre de dos mil trece**, en el tomo **9686**, folio **44** , inscripción **1 con hoja V-155858** , de la entidad **DISTRITECH SOLUTIONS SOCIEDAD LIMITADA** .

Haciéndose constar expresamente la no inclusión de la persona/s nombrada/s a que se refieren las inscripciones practicadas en este Registro en virtud de este documento, en el Índice Centralizado de Incapacitados, conforme a lo dispuesto en el artículo 61 bis del Reglamento del Registro Mercantil.

Es de señalar que la precedente sociedad incorpora una variación del artículo 9º de los estatutos que no se ajusta a los aprobados por la Orden Jus/3.185/2010 de 9 de Diciembre que desarrolla el artículo 5.dos del Real Decreto Ley 13/2010 de 3 diciembre, al contemplar que "Las personas físicas o jurídicas podrán ser nombrados administradores". Calificado tal requisito como estructural o tipológico, la falta de su cumplimiento no impide la inscripción de la sociedad pero sí la exclusión del régimen disciplinario en aquel punto del Real Decreto citado, así se apunta por diversas RDGRN como la de 23 de Marzo de 2011 y 25 de junio de 2013.

VALENCIA, uno de octubre de dos mil trece

26

JOSE ALICARTE DOMINGO
NIHIL PRIUS FIDE
NOTARIO - VALENCIA

A los efectos de la Ley Orgánica 15/1999 de 13 de diciembre, de Protección de Datos de carácter personal queda informado de que:

1.- Los datos personales expresados en el presente documento han sido incorporados al fichero del Registro y a los ficheros que se llevan en base al anterior, cuyo responsable es el Registrador y cuyo uso y fin del tratamiento es el previsto expresamente en la normativa registral. La información en ellos contenida sólo será comunicada en los supuestos previstos legalmente, o con objeto de satisfacer las solicitudes de publicidad formal que se formulen de acuerdo con la legislación registral.

2.- En cuanto resulte compatible con la legislación específica del Registro, se reconoce a los interesados los derechos de acceso, rectificación, cancelación y oposición establecidos en la Ley Orgánica citada pudiendo ejercitarlos dirigiendo un escrito a la dirección del Registro.

3.- La obtención y tratamiento de sus datos en la forma indicada, es condición necesaria para la prestación de estos servicios.

27